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EXHIBIT 10.7.1


                     AMENDMENT TO REVOLVING CREDIT AGREEMENT
                               AND LOAN DOCUMENTS

         This Amendment to Revolving Credit Agreement and Loan Documents (this "AMENDMENT"), is entered into as of June 4, 2008, by and between Hi-Shear Technology Corporation ("BORROWER") and U.S. Bank N.A., a national banking association ("BANK").

                                    RECITALS

         A. Borrower and Bank are parties to a Revolving Credit Agreement dated as of January 29, 2008 (as such document may have previously been amended, modified, extended, supplemented, restated or replaced, the "EXISTING CREDIT AGREEMENT"). Borrower and Bank are also parties to (i) an Addendum to Revolving Credit Agreement and Note dated as of January 29, 2008 (as such document may have previously been amended, modified, extended, supplemented, restated or replaced, the "EXISTING FIRST REVOLVER ADDENDUM") and (ii) a Second Addendum to Revolving Credit Agreement and Note dated as of January 29, 2008 (as such document may have previously been amended, modified, extended, supplemented, restated or replaced, the "SECOND REVOLVER ADDENDUM").

         B. The current outstanding and unpaid indebtedness of Borrower to Bank under the Existing Credit Agreement is evidenced by a Revolving Credit Note dated as of January 29, 2008 in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00) by Borrower in favor of Bank, with an Interest Rate Rider by Borrower in favor of Bank attached thereto (such note and rider, as they may have previously been amended, modified, extended, supplemented, restated or replaced, collectively, the "NOTE").

         C. Borrower and Bank desire to amend the Existing Credit Agreement and the Existing First Revolver Addendum to modify a financial covenant contained therein and to, to the extent necessary, to provide a waiver of a certain violation of a financial covenant.

         D. The Existing Credit Agreement and the Existing First Revolver Addendum, as amended and modified by this Amendment, are referred to hereinafter as the "CREDIT AGREEMENT" and the "FIRST REVOLVER ADDENDUM," respectively.

                                    AGREEMENT

1. RECITALS. The Recitals above are incorporated herein by this reference as if fully set forth herein. Capitalized terms not otherwise defined in the Recitals or otherwise in this Amendment shall have the meanings ascribed to them in the Existing Credit Agreement.

2. AMENDMENT AND RESTATEMENT OF DEFINITION OF "FIXED CHARGE COVERAGE RATIO." The definition of "Fixed Charge Coverage Ratio," which consists of three lines of text on the second page of the Existing First Revolver Addendum, is hereby amended and restated in its entirety, effective beginning with the period ending and ended February 29, 2008, as follows:


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         "Fixed Charge Coverage Ratio" shall mean (a) EBITDAR minus cash taxes, cash dividends, cash distributions and Maintenance Capital Expenditures divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest and rental or lease expense; PROVIDED, HOWEVER, a cash dividend shall hot be subtracted from EBITDAR as provided in clause (a) of this definition with respect to any period of measurement in and only if:

         (i) such dividend is issued as permitted by the terms and conditions of the Loan Documents;

         (ii) Borrower has maintained LIQUID ASSETS (as defined below) in an amount if no less than $750,000.00 with Bank as of the last day of the period on which such dividend is paid; and

         (iii) there is no outstanding and unpaid balance under the Note on the day such dividend is paid.

         "LIQUID ASSETS" shall mean unencumbered cash and unencumbered cash equivalents (which may include, without limitation, highly marketable securities, securities issued by the United States Treasury, and similar investments) as determined by Bank in its sole discretion.

3. WAIVER.

         3.1 Borrower acknowledges that Borrower committed the following violation of the Fixed Charge Coverage Ratio as set forth on the second page of the Existing First Revolver Addendum (the "FCCR COVENANT VIOLATION"): Borrower permitted the First Charge Coverage Ration to be less than 1.25 to 1.00 for the rolling four-quarter period ending and ended February 29, 2008.

         3.2 To the extent necessary notwithstanding the retroactive amendment of the Fixed Charge Ratio contained in Section 2 above, Bank hereby waives the FCCR Covenant Violation and, notwithstanding any of the terms of the Existing First Revolver Addendum or any of the other Loan Documents, the FCCR Covenant Violation shall not constitute a violation of, or Event of Default under, any of the provisions of the Existing Credit Agreement or any of the other Loan Documents. Except as expressly set forth herein, the waiver in this Section 3.2 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights or remedies of Bank under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Borrower to a waiver, amendment, modification or other change of any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. The waiver in this Section 3.2 shall apply and be effective only with respect to the specific FCCR Covenant Violation described in this Amendment and shall not constitute a forbearance, waiver or consent by Bank with respect to any other violation, default or Event of Default under the Credit Agreement or any of the other Loan Documents, including, without limitation, any failure of Borrower to satisfy any covenant set forth in the Credit Agreement or other Loan Document as of any other date on which such covenant shall be measured in accordance with the Credit Agreement or other Loan Document.


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4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Before and after giving effect to this Amendment, the representations and warranties in Article II or elsewhere in the Existing Credit Agreement shall be true and correct as though such representations and warranties were made on the date hereof. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing conditions. In addition, Borrower reaffirms all covenants contained in Article II or elsewhere in the Credit Agreement (including such covenants as have been amended by this Amendment) as though such covenants were made on the date hereof. All of the terms of the Existing Credit Agreement, except as expressly amended by this Amendment, shall remain unchanged and in full force and effect, and the remaking of the representations and warranties, and reaffirmation of the covenants, does not in any way limit the continued applicability of all the provisions of the Existing Credit Agreement, as amended by this Amendment.

5. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective upon the occurrence of each of the following on or before June 10, 2008:

         5.1 Execution of this Amendment by Borrower and Bank, and the delivery to Bank of such fully-executed Amendment.

         5.2 Payment by Borrower of Bank's fees incurred in connection with this Amendment.

6. MISCELLANEOUS.

         6.1 CONTINUING VALIDITY. Except as expressly modified above, the terms of the Existing Credit Agreement, the Existing First Revolver Addendum, the Second Revolver Addendum, the Note and the other Loan Documents shall remain unchanged and in full force and effect. Consent by Bank to this Amendment does not waive Bank's right to require strict performance of any and all the documents executed in connection with any credit extended pursuant to the Credit Agreement or the other Loan Documents nor does Bank's consent obligate Bank to make any future modifications. Nothing in this Amendment shall constitute a satisfaction of the Credit Agreement, the First Revolver Addendum, the Second Revolver Addendum, the Note or any of the Loan Documents.

         6.2 TERM LOAN. The provisions of this Amendment shall apply to the term loan evidenced by that certain Installment or Single Payment Note in the original principal amount of $1,000,000.00 dated as of January 29, 2008 by Borrower in favor of Bank, as provided in that certain Addendum to Installment or Single Payment Note dated as of January 29, 2008 by and between Borrower and Bank.

         6.3  UNDERSTANDING OF BORROWER.

         PRIOR TO SIGNING THIS AMENDMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AMENDMENT AND ANY AND ALL LOAN DOCUMENTS AND RELATED DOCUMENTS.
                            [signature page follows]


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IN WITNESS WHEREOF, each of Borrower and Bank agree to the terms and conditions of this Amendment as set forth above.


Borrower:

Hi-Shear Technology Corporation,
a Delaware corporation


By:  /S/ JAN L. HAUHE
     ----------------------
Name and Title:         Jan L. Hauhe
                        Chief Financial Officer


By:  /S/ GEORGE W. TRAHAN
     ----------------------
Name and Title:         George W. Trahan
                        Chief Executive Officer


Bank:

U.S. Bank N.A.

By:  /S/ DAVID J. CLARKE
     ----------------------
         David J. Clarke,
         Vice President